UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 8, 2008

EDEN ENERGY CORP.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-31503

(Commission File Number)

98-0199981

(IRS Employer Identification No.)

Suite 1680 – 200 Burrard Street, Vancouver , British Columbia V6C 3L6 Canada

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 604.693.0179

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

In August of 2005, we issued 6% Convertible Promissory Notes due August 25, 2008, in the aggregate principal amount of $9,075,000 to 13 investors, along with Series A Warrants expiring August 25, 2008.

On February 8, 2008, we entered into a Note and Warrant Amendment Agreement with one of the Note and Warrant holders (an accredited investor), whereby we amended the terms of the 6% Convertible Promissory Notes due August 25, 2008. In regards to the Note and Warrant held by the investor, pursuant to the Note and Warrant Amendment Agreement, the Conversion Price for the Note has been amended to $0.50 (86% of the closing bid of the last 5 trading days 2007), the term of the Warrant has been amended to expire on August 25, 2009 and the exercise price of the Warrant has been amended to $1.00, unless the Warrant is exercised within 30 business days of the closing date of the Note and Warrant Amendment Agreement dated February 8, 2008, in which case the exercise of the Warrant shall be $0.50. Finally, the definition of “Registrable Securities” in the Registration Rights Agreement has been amended to mean the shares of common stock issuable upon the exercise of the Warrants.

On February 11, 2008, the investor converted $1,001,550 in principal and interest at a price of $0.50 into 2,003,100 shares of our common stock. Given our recent adjustments to the Note Conversion Price for certain holders of the Notes, we have adjusted the Conversion Price for the outstanding Notes in accordance with their terms. The balance of their Convertible Promissory Notes and related accrued interest outstanding has been adjusted such that it is convertible into shares at a price of $0.65 per share.

Pursuant to the terms of the Convertible Notes, those Notes held by holders who chose not to convert as per the Amendment, will be repriced to approximately $3.96 dependant on the number of $0.65 Notes converted and/or $1.00 Warrants exercised prior to the Notes repayment, and unexercised warrants will be repriced to approximately $4.61 dependant on the final number of Warrants exercised within the subsequent 30 business day period following the close of the Amendment.  The number of potential shares issuable underlying the Notes outstanding increases to approximately 5,494,000, however the final number of potential shares issuable is dependant on the number of Notes converted and/or Warrants exercised prior to the Notes repayment.

Item 3.02. Unregistered Sales of Equity Securities

We have agreed to issue 2,003,100 shares of our common stock to one accredited investor upon conversion of the Convertible Note referred to above. The aggregate amount of principal and interest converted by the Note holder investor was $1,001,550. We issued 2,003,100 shares to one non U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

In consideration for their assistance with the amendments to Convertible Notes, we paid Ocean Equities Ltd. a commission of 3% of the aggregate principal and interest converted under the amended Notes, being $30,046.50.

Item 9.01 Financial Statements and Exhibits

10.1         Note and Warrant Amendment Agreement dated February 8, 2008 with RAB Special Situations (Master) Fund Limited. (incorporated by reference from our Current Report on Form 8-K filed on February 15, 2008)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDEN ENERGY CORP.

/s/ Drew Bonnell

Drew Bonnell, Secretary, Treasurer and Director

Date: February 15, 2008

CW1685133.1